EXHIBIT 6.1

                         ADVISORS ASSET MANAGEMENT, INC.
                                    DIRECTORS

Scott I. Colyer
Lisa A. Colyer
James R. Costas
Christopher T. Genovese
Randal J. Pegg
Jack Simkin
Andrew Williams
Bart P. Daniel

                                    OFFICERS

Name                       Office
-----------------------    ----------------------------------------------------
Scott I. Colyer            Chairman and Chief Executive Officer
Andrew Williams            President
Timothy Stoklosa           Chief Operating Officer
Jeff Opie                  Chief Financial Officer
John Webber                Senior Vice President, Chief Compliance Officer and
                           Secretary
Michael Boyle              Senior Vice President
Lisa A. Colyer             Executive Vice President
James R. Costas            Senior Executive Vice President
Christopher T. Genovese    Executive Vice President
Randal J. Pegg             Executive Vice President
Rich Stewart               Executive Vice President
John Galvin                Executive Vice President
John Radtke                Executive Vice President
Alex R. Meitzner           Senior Vice President
Bart P. Daniel             Chief Strategy Officer
Matt Lloyd                 Chief Investment Strategist
Brian Gilbert              First Vice President